UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): February 4, 2014

BE ACTIVE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-174435	68-0678429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Northern Blvd., Great Neck, NY		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-736-2310

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 4, 2014, the holders representing a majority of the then outstanding shares of capital stock of Be Active Holdings, Inc. (the “Company”) permitted to vote thereon (the “Shareholders”) approved and permitted the Company to increase the number of authorized shares of the Company’s common stock, par value $0.0001, from 400,000,000 to 525,000,000 (the “Amendment”), to be effective upon (i) receiving the approval of the Company’s Board of Directors, and subsequently (ii) the filing of an amended Certificate of Incorporation with the Secretary of State of the State of Delaware representing the Amendment.

The Shareholders also approved and ratified an amendment to the Company’s Certificate of Designation (“COD”) of its Series B Preferred Stock, pursuant to which the date of Automatic Conversion (as defined in the “COD”) of the Series B Preferred Stock would be changed from the date six months from the date of issuance of such Series B Shares to such date twelve months from the date of issuance of such Series B Shares, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 10, 2014

BE ACTIVE HOLDINGS, INC.

By:	/s/ Saverio Pugliese
Name: Saverio Pugliese
Title: Chief Executive Officer